DATAMEG ANNOUNCES AGREEMENT WITH BLUE EARTH SOLUTIONS, INC.

TO SELL AMERICAN MARKETING & SALES, INC.

Salt Lake City, UT (March 18, 2009) -- Datameg Corporation (OTCBB:DTMG), today announced the company has reached an agreement with Blue Earth Solutions, Inc. (OTCBB:BESN) to sell American Marketing & Sales, Inc. a wholly-owned subsidiary of Datameg Corporation in a securities exchange with Blue Earth.

Details of the sale will be made public when the Company files a Form 8K. Under the agreement, shareholders of Datameg Corporation will be asked to submit proof of ownership in order to gain shares in BESN once the sale has closed.

American Marketing and Sales d/b/a/ Innovative Designs markets finished food packaging, caterware and office products nationwide to major supermarkets, food retailers and office supply stores. It has recently signed new agreements to provide its products, especially its Green Line food packaging products to U.S. Foodservice, Finagle A Bagel, Wings to Go and Sam LaGrassas. Blue Earth Solutions, Inc. provides practical, economical and environmentally-friendly polystyrene recycling using its recycling system to produce high-quality recycled polystyrene pellets suitable for use in most polystyrene manufacturing applications.

Datameg Corporation (OTCBB: DTMG) is a diversified holding company with subsidiaries in the technology industry and in food packaging and other injection-molded products. American Marketing and Sales, Inc. D/B/A Innovative Designs markets finished food packaging, caterware and office products nationwide to major supermarkets, food retailers, and office supply stores. Datameg’s wholly-owned subsidiaries Net Symphony Corporation and QoVox Corporation design, develop and offer network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice Over Internet Protocol (VoIP). For more information on our subsidiaries, visit our web site at www.datameg.com/ir.html

About Blue Earth Solutions

Blue Earth Solutions, Inc. provides practical, economical and environmentally friendly polystyrene recycling using its recycling system to produce high quality recycled polystyrene pellets suitable for use in virtually all EPS manufacturing applications.  The recycling process provides a superior alternative to other expanded polystyrene ("EPS") disposal methods reducing landfill waste and eliminating the dangers of incineration toxins.  The Company's system provides a biodegradable solution to recycle EPS foam and re-manufacture high quality polystyrene pellets.  Producing high quality recycled polystyrene pellets significantly reduces the need for virgin petroleum based polystyrene, providing obvious environmental and economic benefits.  Blue Earth Solutions' mission is to implement a practical, economic and environmentally safe EPS recycling solution on a global scale.

Safe Harbor Statement

Forward-Looking Statements

Certain statements contained herein are forward looking. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. Many factors could cause actual results to differ significantly from these statement, including our history of operating losses, our need for additional financing, a failure of our products to perform as expected, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of our products and changes in the VoIP and technology industries. These risks, uncertainties and assumptions are detailed in documents filed by us with the Securities and Exchange Commission. The Company cautions that the foregoing list of important factors is not exclusive. Any forward-looking statements are made as of the date of the document in which they appear. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the company.

Contact:

Jim Murphy

CEO

Datameg Corp.

1-866-739-3945

jim.murphy@datameg.com

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